UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2012

INDEPENDENCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 300, Seal Beach, CA		90740
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (562) 799-5588

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 29, 2012 Independence Energy Corp. (“we”, “us”, “our”) entered into and closed an agreement to acquire a 2.5% working interest (on a 70% net revenue interest) in two wells: the Taylor - MEI # 113 and Taylor – MEI # 115 from MontCrest Energy, Inc.  The wells are located on MontCrest’s Taylor Lease in Coleman County, Texas.  The 2.5% interest was acquired for total consideration of $82,500.   The interest includes approximately 20 acres of land surrounding each well above the measured depth of four thousand feet. The wells are located within T.&N.O.R.R Survey No. 28, Abstract 1667 in Coleman County, Texas.

Item 9.01 Financial Statements and Exhibits

10.1 Interest Agreement with MontCrest Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE ENERGY CORP.

/s/ Gregory C. Rotelli
Gregory C. Rotelli
President and Director
Date: June 1, 2012